UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 24, 2003

                             ERIE INDEMNITY COMPANY
               (Exact name of registrant as specified in its charter)

           PENNSYLVANIA                   0-24000                 25-0466020
  -------------------------------       -------------        -------------------
  (State or other jurisdiction of       (Commission         (I.R.S. Employer
   incorporation)                        File Number)        Identification No.)


100 Erie Insurance Place, Erie, Pennsylvania                      16530
--------------------------------------------                ----------------
  (Address of principal executive offices)                     (Zip Code)

          Registrant's telephone number, including area code (814) 870-2000

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

Item 9. Regulation FD Disclosure

On July 24, 2003, Erie Indemnity Company issued a press release announcing financial results for the quarter ended June 30, 2003. A copy of this press release is attached hereto and is incorporated herein by reference as Exhibit 99.1.

On July 25, 2003 at 10 a.m. Erie Indemnity Company will hold a telephone conference call that will be webcast and that is complimentary to the press release announcing financial results for the quarter ended June 30, 2003.

This information, furnished under "Item 12. Results of Operations and Financial Condition" of Form 8-K, is being made under Item 9 persuant to SEC interim filing guidance provided in SEC Release No. 33-8216.


Exhibit Number        Description
--------------        -----------
99.1                  Press release dated July 24, 2003

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



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    ERIE INDEMNITY COMPANY


                                    Erie Indemnity Company
                                ------------------------------
                                       (Registrant)

Date: July 24, 2003            /s/ Philip A. Garcia
                                -------------------------------
                              (Philip A. Garcia, Executive Vice President & CFO)

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

ERIE INDEMNITY REPORTS SECOND QUARTER 2003 RESULTS

Erie, Pa., July 24, 2003 - Erie Indemnity Company (Nasdaq: ERIE) today announced results for the second quarter 2003:

o Net income increased by 13.9 percent to $54.5 million, up from $47.8 million at June 30, 2002.
o Net income per share increased by 14.1 percent to $.77 per share, compared to $.67 per share in the comparable quarter for 2002.
o Net income, excluding net realized gains or losses on investments and related federal income taxes, increased by 1.3 percent to $52.3 million, or $.74 per share, up from $51.6 million, or $.73 per share, for the same period one year ago.
o Management fee revenue grew by 12.7 percent to $232.7 million, up from $206.6 million for the same period one year ago.

As  the  Company  previously  indicated,   it  continues  to  focus  efforts  on
underwriting profitability. In support of its underwiting profitability goals, the Company is announcing three actions:

o Exiting the Group's assuned reinsurance business by December 31, 2003, and exploring the strategic options surrounding the disposition of this business.
o Suspending new agent appointments as of August 15, 2003, through the remainder of the year.
o        Relaxing the timeframe for ERIE's entry into Minnesota.

"ERIE continues to see strong premium growth through the second quarter 2003, primarily due to rate increases and a retention ratio of 91 percent," says Jeff Ludrof, president and CEO. "Our efforts to improve underwriting profitability are having an impact, with a 105.7 combined ratio for the Property and Casualty Group in the second quarter down from a 113.2 for the first quarter of 2003. These actions we are announcing today support our efforts to bring growth rates back in line with our steady as you grow philosophy and ensure that ERIE's underwriting fundamentals are maintained; they allow us to redeploy resources in support of our strategies to improve underwriting profitability."

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Details of Second Quarter 2003 Results
--------------------------------------

Management operations
---------------------
Management fee revenue increased by 12.7 percent to $232.7 million for the quarter ended June 30, 2003, compared to $206.6 million for the same period one year ago. Management fee revenue continued to grow at a slower rate than the growth in direct written premiums in the second quarter due to the continued effect of the reduction in the management fee rate from 25 percent in 2002 to 24 percent in 2003.

The property and casualty direct written premiums of the Erie Insurance Group, upon which management fee revenue is calculated totaled $973.9 million in the second quarter 2003, compared to $826.3 million in the second quarter 2002 which represents a growth rate of 17.9 percent in the second quarter of 2003. Direct written premium for the quarter was positively impacted by a twelve-month growth rate for policies in force of 11.0 percent and the effect of rate actions taken in 2002 and 2003. The average written premium per policy increased by 10.0 percent for the twelve months ended June 30, 2003, to $940, as compared to $855 for the twelve months ended June 30, 2002. As a result of ERIE's focus on underwriting profitability, written premium grew by 17.9 percent in the second quarter of 2003, a slower rate when compared to the 23.1 percent growth rate for the same period in 2002.

Nonaffiliated assumed voluntary reinsurance premiums of Erie Insurance Exchange, upon which the Company receives a 6.0 percent service fee (down from 7.0 percent in 2002), totaled $32.2 million in the second quarter of 2003, down 24.3 percent from the $42.5 million recorded in the second quarter 2002.

The cost of management operations increased 15.3 percent to $170.1 million in the second quarter of 2003, from $147.5 million for the same period in 2002. Commission costs, which were impacted by the growth in policies and premium, increased 17.8 percent to $125.3 million, from $106.4 million in the second quarter 2002. Second quarter costs of management operations, excluding commissions, increased 9.0 percent to $44.8 million in 2003 from $41.1 million in 2002.

Insurance underwriting operations
---------------------------------
The Company's insurance underwriting operations recorded losses of $6.3 million and $6.0 million in the second quarters of 2003 and 2002, respectively. The underwriting loss for the quarter was due in part to catastrophe losses for the quarter resulting from tornado clusters in early and mid-May, as well as other weather-related losses. The Company's share of catastrophe losses totaled $2.1 million and $3.5 million for the three-month periods ended June 30, 2003 and 2002, respectively.

The Property & Casualty Group's combined ratio was 105.7 for the second quarter 2003, primarily resulting from an improved private passenger auto loss ratio. This improved result triggered the reversal of ceded recoverables under the aggregate excess of loss reinsurance agreement between the Company's property and casualty subsidiaries and the Exchange. This reversal of ceded recoverables resulted in an additional $1.8 million in underwriting losses for the second quarter of 2003.

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

Included in the Company's policy acquisition and other underwriting expenses is the property and casualty insurance subsidiaries' share of software development costs related to the eCommerce initiative. Costs associated with the eCommerce initiative totaled $0.8 million and $1.0 million for the second quarters of 2003 and 2002, respectively. These costs will continue to be incurred as the program develops through 2004.

Investment operations
---------------------
Net revenue from investment operations for the second quarter of 2003 reflects an increase of 65.9 percent to $17.9 million, compared to $10.8 million for the same period in 2002.

Net investment income increased by 0.6 percent to $14.2 million for the quarter ended June 30, 2003, from $14.1 million for the same period in 2002.

Net realized gains on investments of $3.4 million were recorded during the second quarter of 2003 compared to net realized losses of $5.8 million for the second quarter of 2002. Net realized losses were affected by impairment charges of $10.7 million recorded during the second quarter of 2002. There were no impairment charges in the second quarter of 2003.

Equity in losses of limited partnerships totaled $1.4 million in the second quarter of 2003, compared to equity in earnings of limited partnerships of $2.2 million in the second quarter of 2002. Private equity and fixed income limited partnerships incurred realized losses of $1.5 million and $0.2 million in the second quarters of 2003 and 2002, respectively. Real estate limited partnerships reflected earnings of $0.1 million for the quarter ended June 30, 2003, compared to earnings of $2.4 million for the same period in 2002.

The Company's earnings, net of tax, from its 21.6 percent equity ownership of EFL increased to $1.6 million for the second quarter of 2003 from $0.2 million in the second quarter 2002.

Recent Developments
-------------------
The Company is in the process of refining its focus on underwriting profitability, concentrating on initiatives that will achieve a Group property and casualty combined ratio more in line with historical results. This process requires that new and current projects be prioritized with consideration to the impact on underwriting profitability. Through this process, the Company is taking several actions in support of its underwriting profitability goals: exiting the Group's assumed reinsurance business; suspending new agent appointments as of August 15, 2003, through the remainder of 2003; and relaxing the timeframe for ERIE's operations in Minnesota.

The Group plans to exit the assumed reinsurance business effective December 31, 2003, and is examining strategic options around this business. The Group is taking this action in order to align resources around the Erie Insurance Group's core business operations - personal and small commercial property and casualty lines, life insurance and fixed annuities - and lessen its underwriting exposure.

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

The Group plans to add Minnesota to its service territory, but will not begin operations in Minnesota in the 4th quarter of 2004. The Company is continuing the process of obtaining a license in Minnesota in anticipation of entry into the state at a future date. In regard to agent appointments, year to date, the Company has appointed approximately 40 new agencies. Modifying the agent recruitment goals will give the Company the opportunity to concentrate on underwriting and reunderwriting fundamentals, and allows field staff to accelerate training for newer agents.

The Company estimates the effect of these actions on 2003 net income is immaterial . The effect of these actions on 2004 net income is estimated to be $.09 per share.

Erie Indemnity Company provides management services to the member companies of the Erie Insurance Group, which includes the Erie Insurance Exchange, Flagship City Insurance Company, Erie Insurance Company, Erie Insurance Property and
Casualty Company, Erie Insurance Company of New York and Erie Family Life Insurance Company.

According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 17th largest automobile insurer in the United States based on direct premiums written and the 20th largest property/casualty insurer in the United States based on total lines net premium written. The Group, rated A+ (Superior) by A.M. Best Company, has more than 3.6 million policies in force and operates in 11 states and the District of Columbia. Erie Insurance Group ranked 454 on the FORTUNE 500.

News releases and more information about Erie Insurance Group are available at http://www.erieinsurance.com
----------------------------

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: Certain forward-looking statements contained herein involve risks and uncertainties. These statements include certain discussions relating to management fee revenue, cost of management operations, underwriting, premium and investment income volume, business strategies, profitability and business relationships and the Company's other business activities during 2003 and beyond. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expect," "plan," "intend," "anticipate," "believe," "estimate," "project," "predict," "potential" and similar expressions. These forward-looking statements reflect the Company's current views about future events, are based on assumptions and are subject to known and unknown risks and uncertainties that may cause results to differ materially from those anticipated in those statements. Many of the factors that will determine future events or achievements are beyond our ability to control or predict.


                            STATEMENTS OF OPERATIONS
                  AND FINANCIAL POSITION AND OTHER INFORMATION
                                   WILL FOLLOW

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